UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:        May 22, 2013

HORACE MANN EDUCATORS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715-0001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 217-789-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07:	Submission of Matters to a Vote of Security Holders

HMEC’s Annual Meeting of Shareholders was held on May 22, 2013 (the “Annual Meeting”). On the record date of March 26, 2013, there were 39,645,666 shares of the Company’s Common Stock issued and outstanding and entitled to be voted at the Annual Meeting. The final results of the matters submitted to a vote of security holders are shown in the table below.

	Votes	Votes		Broker
	For	Against	Abstentions	Non-Votes
Proposal 1 -
Election of Directors:
Mary H. Futrell	36,396,818	165,403	4,971	990,682
Stephen J. Hasenmiller	36,526,723	35,497	4,972	990,682
Peter H. Heckman	36,512,285	49,935	4,972	990,682
Ronald J. Helow	36,516,288	45,597	5,307	990,682
Beverley J. McClure	36,507,065	55,121	5,006	990,682
Gabriel L. Shaheen	36,526,237	35,984	4,971	990,682
Roger J. Steinbecker	36,515,815	46,070	5,307	990,682
Robert Stricker	36,501,549	60,672	4,971	990,682
Charles R. Wright	36,526,837	35,384	4,971	990,682
Proposal 2 -
Approval of the advisory resolution on Named Executive Officers’ compensation.	35,983,786	543,531	39,875	990,682
Proposal 3 -
Ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as the Company’s auditors for the year ending December 31, 2013.	37,300,711	251,029	6,134	Not Applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Bret A. Conklin
	Name:	Bret A. Conklin
	Title:	Senior Vice President & Controller
(Principal Accounting Officer)

Date: May 24, 2013